U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C.

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT

Date of Report (Date of earliest event reported): January 26, 2009.

Diamond I, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1666 Garnet Avenue, Suite 312, San Diego, California 92109
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 352-6975

8733 Siegen Lane, Suite 309, Baton Rouge, Louisiana 70810
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
Diamond I, Inc.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Plan and Agreement of Merger

              On January 26, 2009, we consummated a plan and agreement of merger with ubroadcast, Inc., a Nevada corporation (“UBI”), pursuant to which UBI has become our wholly-owned subsidiary. Under the plan of merger, we issued a total of 2,560,000,000 shares of our common stock to the UBI shareholders, in exchange for their common stock of UBI. In consummating the plan of merger, UBI waived two conditions: (1) the condition that our company effectuate a one-for-thirty-two reverse split of our outstanding common stock prior to the closing; and (2) the condition that our company change its corporate name from its current name to “ubroadcast, inc.” Each of these corporate actions will be completed upon FINRA’s completion of our request for a new trading symbol. At this time, we cannot predict the exact date on which we will complete these pending corporate actions.

              Pursuant to the plan of merger, John L. Castiglione, our new president and one of our new directors, was issued 1,113,378,000 shares of our common stock, and Jason Sunstein, our new Executive Vice President and one of our new directors, was issued 1,014,179,400 shares of our common stock.

              In determining the number of shares of our common stock to be issued under the plan of merger, our board of directors did not employ any standard valuation formula or any other standard measure of value. Rather, the number of shares that was issued was determined through arm’s-length negotiations.

              The acquisition of UBI was pursued and consummated by our company, after our Board of Directors had determined, after investigating the UBI opportunity, that the best interests of our company and our shareholders would be best served by acquiring UBI rather than to continue to pursue the development and start-up our then-existing online biofuels exchange known as the “US-BX”.

              Our Board of Directors has adopted the business plan of UBI. Please see “Item 8.01. Other Events” below for a complete description of our company following our acquisition of UBI, its business plans, its financial condition and the current status of its business efforts, as a combined enterprise with UBI.

Item 3.02. Unregistered Sales of Equity Securities.

In January 2009, we issued shares of common stock, as follows:
1.	(a)	Securities Sold. 160,000,000 shares of common stock were issued.
(b)	Underwriter or Other Purchasers. Such shares of common stock were issued to David Loflin
(c)
Consideration. Such shares of common stock were issued in payment of accrued and unpaid salary in the approximate amount of $120,000 and in satisfaction of a condition to the plan of merger by which our company acquired UBI.

(d)
Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

2.	(a)	Securities Sold. 2,560,000,000 shares of common stock were issued.
(b)	Underwriter or Other Purchasers. Such shares of common stock were issued to the shareholders of ubroadcast, Inc., a Nevada corporation.
(c)	Consideration. Such shares of common stock were issued pursuant to a plan and agreement of merger in exchange for all of the outstanding capital stock of ubroadcast, Inc., a Nevada corporation.
(d)
Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. Each of the persons to whom shares of our common stock were issued was a sophisticated investor capable of evaluating an investment in our company.

Item 5.01. Changes in Control of Registrant.

              On January 26, 2009, there occurred a change in control of our company, in conjunction with our acquisition of ubroadcast, Inc. (UBI). Pursuant to the plan of merger by which we acquired UBI, John L. Castiglione and Jason Sunstein were appointed as directors to fill two of the vacancies then-existing on our Board of Directors, which vacancies were created when three of our directors, Waddell D. Loflin, Gregory A. Bonner and Ira R. Witkin, resigned upon the closing of the plan of merger. Following the issuance of shares of our common stock in the UBI acquisition transaction, Messrs. Castiglione and Sunstein now own approximately 67.3% of our outstanding common stock.

              Mr. Castiglione is now our president and CEO; Mr. Sunstein is now executive vice president and secretary; and David Loflin, our president from June 2003 until the closing of the plan of merger, is now executive vice president and treasurer.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of

                     Certain Officers; Compensatory Arrangements of Certain Officers

Resignations of Directors

              Effective January 26, 2009, three of our then-directors, Waddell D. Loflin, Gregory A. Bonner and Ira R. Witkin, resigned as directors of our company. While none of these former directors addressed, in his letter of resignation, any matter concerning the circumstances relating to his resignation, such resignations were submitted in conjunction with the closing of our acquisition of UBI.

Appointment of Directors

              Effective January 26, 2009, in conjunction with the closing of our acquisition of UBI, two new directors, John L. Castiglione and Jason Sunstein, were appointed to our Board of Directors. Messrs. Castiglione and Sunstein are to serve until the next annual meeting of shareholders. A summary of the backgrounds of these new directors follows:

John L. Castiglione, 38, is a founder of UBI and has worked on UBI’s development since September 2005, including UBI’s pre-formation activities. Prior to his work on UBI, from 2000 through August 2005, Mr. Castiglione was employed as Vice President of Marketing by Viper Networks, Inc., a publicly-traded San Diego, California-based diversified technology development company.

Jason Sunstein, 37, is a founder of UBI and has worked on UBI’s development since September 2005, including UBI’s pre-formation activities. Prior to his work on UBI, from 2000 through August 2005, Mr. Sunstein was employed as Vice President of Finance by Viper Networks, Inc., a publicly-traded San Diego, California-based diversified technology development company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

              Effective January 26, 2009, we filed a certificate of amendment to our amended and restated certificate of incorporation. Pursuant to this amendment, we increased the authorized number of shares of our common stock from 700,000,000 to 4,000,000,000.

Item 8.01. Other Events.

With the acquisition of UBI, our company has changed significantly; our Board of Directors has adopted the business plan of UBI. The following sets forth certain information regarding our company that reflects these recent changes.

FORWARD-LOOKING STATEMENTS

              References in this Current Report on Form 8-K to “us”, “we” and “our” include Diamond I, Inc. (to become ubroadcast, inc.), ubroadcast, Inc., a Nevada corporation, and its subsidiary, Britespot, Inc., a Nevada corporation, unless otherwise indicated.

              In addition, certain other forward-looking statements herein are statements regarding financial and operating performance and results and other statements that are not historical facts. The words “expect”, “project”, “estimate”, “believe”, “anticipate”, “intend”, “plan”, “forecast” and similar expressions are intended to identify forward-looking statements. Certain important risks could cause results to differ materially from those anticipated by some of the forward-looking statements. Some, but not all, of the important risks that could cause actual results to differ materially from those suggested by the forward-looking statements include, among other things: events that deprive us of the services of two of our officers, John L. Castiglione and Jason Sunstein; our ability to increase our user-base and to generate significant revenues from our operations; our ability to obtain needed capital; and other uncertainties, all of which are difficult to predict and many of which are beyond our control.

Impending Corporate Name Change and Reverse Split

              In January 2009, holders of approximately 71% of our common stock, acting by written consent in lieu of a meeting, approved a change of our corporate name from Diamond I, Inc. to “ubroadcast, inc.” In the same written action, our shareholders approved a 32-to-1 reverse split of our outstanding shares of common stock. We intend to file the amendment to our amended and restated certificate of incorporation that is effect these corporate actions on February 6, 2009. The effective time of these corporate actions will depend on the date on which FINRA completes its review of our request for a new trading symbol.

History of Our Company

              In June 2003, we change our corporate name to “Air-Q Wi-Fi Corporation” and began to operate as a wireless Internet, or “hotspot” company. In May 2004, we changed our corporate name to “AirRover Wi-Fi Corp.”, following our acquisition of a small wireless Internet company of a similar name.

              During the last half of 2004, our hotspot business did not expand as expected. This lack of growth was in line with the rest of the hotspot industry. Given those circumstances, our management determined to expand our company’s outlook, to focus on the development of products that embodied wireless, or “Wi-Fi”, technologies rather than on the provision of hotspot Internet access. In conjunction with this determination, we began a search for Wi-Fi-related products that offered growth potential and were available for acquisition.

              In January 2005, we acquired a privately-held wireless (Wi-Fi-based) gaming company, Diamond I Technologies, Inc. and changed our corporate name to “Diamond I, Inc.” Through 2007, we pursued the commercial placement of our hand-held wireless gaming system for use primarily in casinos. These activities had been promising after the State of Nevada passed a law permitting hand-held gaming in certain areas of casinos.

              During the last half of 2007, in an effort to diversify our company’s business as we sought additional capital for our wireless gaming efforts, we (1) attempted to acquire certain oil and gas properties without success, due to issues faced by the purported seller, and (2) opened several online “casinos”, i.e., Internet web sites offering poker and other card games “for entertainment purposes only”, with a plan to derive revenues from its “click-through advertising” program.

              During 2008, we generated a small amount of revenues from these online “casinos”. In June 2008, we began the development of an online biofuels exchange called the “US-BX”. These development activities, which included the design and programming of the US-BX web site, were nearing completion in November 2008. In November 2008, we were presented with an opportunity to acquire UBI. After investigating this opportunity, our Board of Directors determined that the best interests of our company and our shareholders would be best served by acquiring UBI rather than to continue to pursue the development and start-up the US-BX. In January 2009, we acquired UBI.

Overview

              Founded in 2006, in San Diego, California, UBI developed proprietary software, with which anyone can host a live interactive radio show on the Internet. During the first quarter of 2009, we plan to launch “ubroadcast TV”, which will allow users to produce live television shows, in addition to radio. Our future focus will be on the development and marketing of our ubroadcast TV product, as we believe that ubroadcast TV offers our company a great chance at success.

              Since its being established, our Internet broadcasting web site, ubroadcast.com, has received media attention and coverage in Rolling Stone Magazine, About.com, TechCrunch and ABC News. The San Diego Business Journal headline stated that the market for ubroadcast.com programs could be “Larger than MySpace(R) and YouTube(R)”.

Current Status

              In January 2009, we acquired ubroadcast, Inc., a Nevada corporation. Our board of directors has approved (1) a change of our corporate name to “ubroadcast, inc.” and (2) a 32-for-1 reverse split of our common stock. We will effect the change to our corporate name and the reverse split of our common stock in the near future.

              In connection with our acquisition of UBI, there occurred a change in control of our company. The business plan of UBI has been adopted by our board of directors and we will pursue the development of the “ubroadcast.com” web site and related activities.

Business Objective

              Digital video recording (e.g., TiVo(R)) has forever altered the viewing habits of audiences. Our management believes that the traditional media outlets are failing to engage adequately their advertising clients’ respective customer bases. Unlike other new media outlets, ubroadcast.com has entered the industry to deliver true one-to-one interactive marketing solutions. We believe our strategy will successfully achieve our company’s objective of monetizing content to the benefit of our advertising clients.

              In addition, we will achieve growth in enterprise value through the expansion of our ubroadcast.com subscriber base, which is currently approximately 90,000, because the value of our company can, in large measure, be estimated by assigning a market-based per-subscriber value to each of our subscribers. Also, we will enhance enterprise value through the placement of advertising on our web site.

What is ubroadcast.com?

              ubroadcast.com is a blend of user-generated content and our own original programming, in a high-quality Internet application. We believe we have created a way to “bridge the gap” between Internet and traditional network radio and television.

              Our browser-based software allows anyone to host a live and interactive radio or television show on the Internet, in high-quality format. Combined with original programming and content that we produce, we offer an almost unlimited amount of high-quality content that appeals to the widest range of audiences.

              We offer a synthesized advertising platform that traditional Internet video sites and traditional network television and radio are unable to deliver independently and a viral delivery mechanism that advertisers and sponsors seek. Our advertising platform has the capability to reach a potential audience of hundreds of millions, in a cost effective manner unattainable by traditional forms of radio or television broadcasting. Importantly, we are able to operate our business free of Federal Communications Commission, and other, regulation. Our operating platform is designed to allow simultaneous broadcasting by thousands of channels at any one time. Because we have designed our platform to be extremely user-friendly, new channels can go “live” online on ubroadcast.com at will. By giving the power to the individual to broadcast and interact online, we are collecting a pool of talented individuals from which to draw, as we continue to develop and produce our own high-quality original programming. Our management believes that our company is setting the standard with respect to independent Internet broadcasting.

The ubroadcast Application

              Even a technical novice can easily set up a ubroadcast “channel” and begin broadcasting almost instantly from any location with our proprietary ubroadcast audio software. Our ubroadcast TV(TM) website, which is expected to launch in the first quarter of 2009, may replace the current audio version of the software and will add expanded video capability that will include the following features:

              Important features of our ubroadcast TV software platform include:

              -             The software is a robust platform built to handle, literally, an unlimited amount of viewers or listeners;

              -             The software provides “crystal-clear” live broadcasting from nearly any location at 30 frames per second, with an internet connection (including mobile broadband) using only 200 Kbs bit rate for video and 44 Kbs bit rate for audio;

              -             The software provides the “power” and features of traditional live network television broadcasting at a fraction of the expense;

              -             The software delivers high-quality picture and sound, even with “entry level” equipment; and

              -             The software is designed to facilitate ease of learning and site navigation by new users.

              Important features of our ubroadcast TV Player include:

              -             The player embeds live event or recorded video in any web page or third party site;

              -             The player is Mac(R) and PC compatible requiring no separate installation or download by the user;

              -             The player features a “viral forwarding” function;

              -             The player permits real-time audience participation via an optional chat module;

              -             The player provides high quality video and audio for a superior user experience;

              -             The player features a television-style channel guide and channel-changing capability so as to keep users engaged on the ubroadcast.com web site; and

              -             For potential advertisers, the player provides unlimited sponsorship and branding options, through targeted advertising solutions.

Our Competitive Advantages and Disadvantages

              Competitive Advantages. Our management believes that our ubroadcast TV software platform will provide certain competitive advantages over our competition, including ease of use and the high quality of broadcasting through our web site.

              Competitive Disadvantages. While our management believes we possess certain competitive advantages, there are certain competitive disadvantages that we must overcome, including the following:

              -             Small Capital Base. We do not currently possess sufficient capital to pursue of full plan of business.

              -             Limited In-House Human Resources. Due to our lack of capital, we have not been able to hire personnel that possess the experience and expertise that we will require as we expand our business. We may never possess adequate capital resources to attract such persons. Our inability to do so would likely cause our business prospects to suffer.

              -             Lack of Brand Name Recognition. We do not possess the brand name recognition currently enjoyed by many of our competitors, including YouTube.com and Facebook.com. We may never achieve brand name recognition at a level that would allow us to be successful.

Business Implementation Strategy and Marketing

              Our management believes that conventional media is failing to engage their clients’ customer bases. Digital video recorders have proven to be a TV commercial killer. XM Radio is a radio ad killer. Newspaper subscriptions are in dramatic decline as more and more people are getting their news from online sources. New media channels, like ubroadcast, are stepping in to deliver true one-to-one interactive marketing solutions for advertisers.

              Our innovative platform represents is a new-media channel for advertisers seeking to reach a highly-profiled audience with interactive marketing and promotions and a strong “viral marketing” component, whereby broadcasters build their own audiences and inspire some of those audience members to become broadcasters themselves. This level of targeted and profiled advertisements cannot be accomplished with traditional television advertising.

              Our basic revenues streams are derived from the following:

              -             Advertising and sponsorship opportunities on a limitless amount of targeted content that is enhanced by a viral marketing component.

              -             “Pay Per View” and other premium channel service or programming packages including live music and sports broadcast.

              -             Corporate and specialized “white label” commercial free uses of our technology that is offered via a license or monthly fee to the user.

              ubroadcast leverages a perceived advantage that it has over traditional television and radio broadcasting – viral marketing. While traditional TV and radio can benefit from “word of mouth” recommendations of various programming, ubroadcast’s content spreads to the world with a click of a mouse button, because of the rapid information dissemination mechanism inherent to the Internet.

              In order to “seed” our potential audience, ubroadcast intends to initiate, once necessary capital is obtained, a substantial advertising and marketing campaign to gain new viewers, broadcasters and advertisers.

              Our strategy for garnering brand name recognition and creating the start of a viral effect includes:

              -             Targeted online adverting to our user demographic.

              -             Live sponsorship and exclusive events with major performers that are broadcast exclusively on ubroadcast.

              -             Syndication of programming and partnerships to place the ubroadcast player on third party websites therefore increasing brand recognition.

              -             Recruiting talent and individuals with an existing, loyal following or user base to produce a show on ubroadcast.

              -             Aggressively market ubroadcast with “in-the-field” teams at music, sports and community events where our representatives can hand out promotional items and free broadcasting equipment from a customized mobile broadcast vehicle that doubles as a portable live broadcast studio. ubroadcast did its first major live remote broadcast at the Safeway vs. Nabisco Celebrity All-Star game in Berkeley, California. Sports super stars including Jerry Rice, Vida Blue, Steve Garvey and more all appeared on the ubroadcast pre-game show hosted by Tonight Show regular Bob Sarlatte, followed by a complete play-by-play of the game.

Industry

              The Internet is the ultimate free market. With few barriers to entry, there is a constant flow of new web sites competing for the attention of Internet users.

              Some of the most visited web sites offer video content and these web sites enjoy wide spread recognition. We may never be able to compete successfully against these web sites. (See “Competion”).

Competition

              We are not the first to offer video on the Internet. However, we believe our combination of live, user-generated and original content is unlike anything else currently available on the Internet. We have closely studied the problems and failures with other videos sites to build our business model.

              An overview of ubroadcast’s competitors include:

              -             YouTube/Yahoo Video. Today’s online video sites don’t possess a live capability and are not focused on a quality video experience for the viewer or original programming. These sites act as a destination for users to upload content. They also have no interactive capability while a video is in progress.

              -             NowLive/Stickam. Other sites that do offer live video broadcasting such as NowLive and Stickam offer no original programming and are more focused as a social network experience to broadcast among friends.

              -             Hulu. Only offers video on demand of network television, and does not offer original programming or give the user the option to broadcast or interact.

Regulation

              Currently, neither the Internet, in general, nor our business, in particular, is subject to direct regulation. This may change in the future. However, we cannot predict how any such future regulations will affect our business.

Description of Property

              In 2006, we filed patent applications with the U.S. Patent and Trade Mark Office relating to our ubroadcast audio software. We are unable to estimate when and if we will obtain such a patent.

              We also own a registered trademark relating to both the name “ubroadcast” and our “pulse” logo.

              We also own a small amount of office equipment sufficient to conduct our business.

Employees

              We currently have three employees, all of whom are officers. As our operations expand, we expect that we will hire non-management employees on as-needed basis, as well as retain the services of independent contractors and outside professionals on an as-needed basis.

Risk Factors Associated with the Business of ubroadcast

              We have a history of operating losses. We have never earned a profit from our operations. There is no assurance that we will earn a profit in the future.

              Because we have a limited operating history, there is a limited amount of information about us upon which you can evaluate our business and potential for future success. We have only a limited operating history upon which you can evaluate our business and prospects. You must consider the risks and uncertainties frequently encountered by early-stage companies in new and rapidly evolving markets, such as an Internet-based company like our company.

              We may be unable to obtain sufficient capital to sustain our business or pursue our growth strategy. Currently, we do not have sufficient financial resources to implement our full-scale business plan. There is no assurance that we will be able to generate revenues that are sufficient to sustain our operations, nor can we assure you that we will be able to obtain additional sources of financing in order to satisfy our working capital needs. Should needed financing be unavailable or prohibitively expensive when we require it, it is possible that we would be forced to cease operations.

              Our future operating results may vary from period to period, and, as a result, we may fail to meet the expectations of our investors and analysts, which could cause our stock price to fluctuate or decline and inhibit our ability to obtain funds. Our revenues and results of operations are expected to fluctuate as we make financial commitments to facilitate anticipated growth. The following factors will influence our operating results:

              –            access to funds for capital expenditures, including expenditures for needed computer equipment;

              –            the rate at which we add users to our ubroadcast.com web site;

              –            the rate at which we are able to attract businesses to advertise on our web site; and

              –            the overall existing competition for Internet users’ attention during their Internet usage.

              If our actual user-base expansion and/or revenues are below our expectations, our results of operations will suffer and we could be forced to cease operations. Period-to-period comparisons of our results of operations will likely not provide reliable indications of our future performance. Price fluctuations of our common stock could negatively impact our ability to obtain needed capital.

              Our future success will depend on our ability to keep pace with the Internet’s constant state of flux, especially with respect to Internet users’ evolving Internet usage patterns. We compete in the world’s ultimate free market - the Internet. The Internet is constantly evolving, due to Internet usage patterns, technological innovations and product introductions made by other companies. We must use leading technologies effectively and continue to develop our technical expertise on a timely basis to achieve our business goals. We cannot assure you that we will be able to do so.

              Our ability to compete successfully in attracting visitors to our web site, ubroadcast.com, depends, in part, on our web site’s content appealing to Internet users. Our failure to develop attractive content would likely cause us to become less competitive in gaining users and subscribers and attracting visitors to our ubroadcast.com web site, thereby causing us to operate less successfully.

              We could fail to overcome the severe competition for the attention of Internet users, which would impair our ability to earn a profit and cause increasing weakness in our overall financial condition. We compete in the world’s ultimate free market - the Internet. There is severe competition for the attention of Internet users. As there are no significant barriers to establishing a web page that seeks to attract Internet users, we expect that competition will only intensify over time. If we are unable to overcome this severe competition for the attention of Internet users, we do not expect that we would earn a profit and our overall financial condition would decline.

              Potential future acquisitions could be difficult to integrate, divert the attention of key personnel, disrupt our business, dilute shareholder value and adversely affect our financial results. As part of our business strategy, we may consider acquisitions of Internet-related assets and/or going businesses that we deem complementary to our business. Acquisitions involve numerous risks, any of which could harm our business, including:

              –            difficulties in integrating the operations, technologies, products, existing contracts, accounting processes and personnel of the target and realizing the anticipated synergies of the combined businesses;

              –            difficulties in supporting customers of the target business or assets;

              –            diversion of financial and management resources from existing operations;

              –            the price we pay or other resources that we devote may exceed the value we realize, or the value we could have realized, if we had allocated the purchase price or other resources to another opportunity;

              –            potential loss of key employees, customers and strategic alliances from either our current business or the business of the target;

              –            assumption of unanticipated problems or latent liabilities, such as problems with the quality of the products of the target; and

              –            inability to generate sufficient revenue to offset acquisition costs.

              Acquisitions also frequently result in the recording of goodwill and other intangible assets which are subject to potential impairments in the future that could harm our financial results. In addition, if we finance acquisitions by issuing convertible debt or equity securities, our existing shareholders’ ownership may be diluted. As a result, if we fail properly to evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions, and we may incur costs in excess of those that we anticipate. The failure to evaluate and execute successfully acquisitions or investments or otherwise adequately address these risks could materially harm our business and financial results and, in turn, the market price for our common stock.

              Our business plan is not based on independent market studies, so we cannot assure you that our strategy will be successful. We have not commissioned any independent market studies concerning the extent to which we will be able to attract Internet users and subscribers to our ubroadcast.com web site. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our key management personnel, and upon other available information concerning the Internet industry, in general, and the Internet broadcasting sub-industry, in particular. If our management’s assumptions prove to be incorrect, it is likely that we will never earn a profit.

              We depend on our key personnel; the loss of any key personnel could disrupt our operations, adversely affect our business and result in reduced revenues. Our future success will depend on the continued services and on the performance of our management and other key employees. We have not entered into employment agreements with only one of our officers, although we expect to enter into employment agreements with our other two officers in the near future. The loss of their services for any reason could seriously impair our ability to execute our business plan, which could reduce our revenues and have a materially adverse effect on our business and results of operations. We have not purchased any key-man life insurance.

              Threat of Regulation. Currently, there is little regulation with respect to Internet web-site content. However, it is possible that future content-related regulations could be implemented. We have no way to determine the impact of any such future regulations on our business.

Legal Proceedings

              We are not currently involved in any legal proceedings.

Market Information

Our common stock trades on the OTC Bulletin Board, under the symbol “DMOI”. Our trading symbol will change in the near future, in conjunction with the impending change to our corporate name. Our common stock has a history of sporadic trading volume and depressed prices. During 2008, our common stock did not trade above $.01 You should note that our common stock is likely to continue to experience significant fluctuations in its price and trading volume. We cannot predict the future trading patterns of our common stock.

Dividends

We have never paid cash dividends on our common stock. Our Board of Directors has determined that we will re-invest any future earnings into our company for the foreseeable future.

Directors and Officers

              The following table sets forth the current officers and directors of Diamond I, Inc.

Name	Age	Position(s)
John L. Castiglione Jason Sunstein David Loflin	38 37 50	President, CEO and Director Executive Vice President, Secretary and Director Executive Vice President, Treasurer and Director

              Our current officers and directors serve until the next annual meeting of our board of directors or until their respective successors are elected and qualified. All officers serve at the discretion of our board of directors. There exist no family relationships between our officers and directors. Certain information regarding the backgrounds of each of the officers and directors is set forth below.

              John L. Castiglione is a founder of UBI and has worked on UBI’s development since September 2005, including UBI’s pre-formation activities. Prior to his work on UBI, from 2000 through August 2005, Mr. Castiglione was employed as Vice President of Marketing by Viper Networks, Inc., a publicly-traded San Diego, California-based diversified technology development company.

              Jason Sunstein is a founder of UBI and has worked on UBI’s development since September 2005, including UBI’s pre-formation activities. Prior to his work on UBI, from 2000 through August 2005, Mr. Sunstein was employed as Vice President of Finance by Viper Networks, Inc., a publicly-traded San Diego, California-based diversified technology development company.

              David Loflin has, since June 2003, served as an executive officer and a director of our company. From June 2003 to January 2009, Mr. Loflin served as our president. In January 2009, Mr. Loflin became one of our executive vice presidents and our treasurer.

Compensation of Directors

              We do not pay any of our directors for their services as directors. It is possible that our management could begin to pay our directors for meetings attended, grant a small number of stock options or issue shares of our common stock for their services. However, no specific determination in this regard has been made.

Employment Agreements

              We have not yet entered into an employment agreement with either of our two new officers, John L. Castiglione and Jason Sunstein. However, we intend to do so in the near future, although we have not yet determined the terms of such employment agreement.

              In January 2009, in conjunction with our acquisition of UBI, we entered into an amended and restated employment agreement with David Loflin, who served as our president from June 2003 until our acquisition of UBI and now serves as one of our Executive Vice Presidents. The term of our agreement with Mr. Loflin is 28 months, with an average monthly salary of $15,000. Pursuant to our agreement, to secure payment of Mr. Loflin’s salary, we must deposit in escrow 50% of the first $800,000 funds obtained by us following our acquisition of UBI.

Principal Owners of Our Common Stock

              The following table sets forth, as of the date hereof, information regarding beneficial ownership of our capital stock by the following: (1) each person, or group of affiliated persons, known by us to be the beneficial owner of more than five percent of any class of our voting securities; (2) each of our directors; (3) each of our executive officers; and (4) all directors and executive officers as a group.

              The ownership information is presented to reflect (A) ownership as of the date of this Current Report and (B) ownership immediately following our impending 32-to-1 reverse common stock split.

As of the Date of this Current Report	Immediately After Reverse Split
Name of Beneficial Owner	Shares	Percent(1)	Shares	Percent(2)
John L. Castiglione Jason Sunstein David Loflin All executive officers and directors as a group (3 persons)	1,200,360,690 1,093,412,200 216,800,000 2,510,572,890	35.04% 31.91% 6.33% 73.28%	37,511,272 34,169,131 6,775,000 78,455,403	35.04% 31.91% 6.33% 73.28%

     (1)     Based on 3,426,016,272 shares outstanding, including a total of 15,000,000 shares underlying currently outstanding and exercisable warrants.

     (2)     Based on 107,063,008 shares outstanding, assuming a minimum offering hereunder and including a total of 468,750 shares underlying currently outstanding and exercisable warrants.

     (3)     3,800,000 of these shares are owned by Phoenix Trust.

Certain Relationships and Related Transactions

              2009 Transactions.

              Acquisition of UBI. In January 2009, pursuant to a plan and agreement of merger, we acquired UBI. As a result of this transaction, our company experienced a change in control. Our new directors, John L. Castiglione and Jason Sunstein, received 1,113,378,000 shares and 1,014,179,400 shares, respectively, of our common stock in the acquisition transaction and, together, are able to control our company’s policies and activities.

              Stock Issued for Salary. In January 2009, we issued 160,000,000 shares of our common stock in payment of all accrued salary of David Loflin, approximately $135,000. This transaction was completed in conjunction with our acquisition of UBI.

              Employment Agreement.  In January 2009, in conjunction with our acquisition of UBI, we entered into an amended and restated employment agreement with David Loflin, who served as our president from June 2003 until our acquisition of UBI and now serves as one of our Executive Vice Presidents. The term of our agreement with Mr. Loflin is 28 months, with an average monthly salary of $15,000. Pursuant to our agreement, to secure payment of Mr. Loflin’s salary, we must deposit in escrow 50% of the first $800,000 funds obtained by us following our acquisition of UBI.

             2008 Transactions.

              Stock Bonuses. During 2008, three of our former directors were issued a total of 6,000,000 shares of our common stock, in payment of their services as directors. 2,000,000 of these shares were valued, for financial reporting purposes, at $.002 per share, or $4,000, in the aggregate. 4,000,000 of these shares were valued, for financial reporting purposes, at $.0013 per share, or $5,200, in the aggregate.

              Stock Issued for Salary. During 2008, we issued a total 30,000,000 shares in payment of $375,000 in accrued salary of two of our officers. David Loflin was issued 25,000,000 of these shares in payment of $250,000 in accrued salary.

Item 9.01. Financial Statements and Exhibits

              (a)          Financial statements of businesses acquired. The financial statements of ubroadcast, Inc. required to be filed under this Item 9.01(a) appear at the end of this Current Report on Form 8-K, beginning on page F-1.

              (b)         Pro forma financial information. The pro forma financial statements required to be filed under this Item 9.01(b) appear at the end of this Current Report on Form 8-K, following the financial statements of ubroadcast, Inc.

              (d)         Exhibits.

Exhibit No.	Description
2.1	Plan and Agreement of Reorganization among Diamond I, Inc., UB Acquisition Corp. and ubroadcast, Inc., as amended.
10.1	Amended and Restated Employment Agreement between Diamond I, Inc. and David Loflin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

              Dated: January 30, 2009.                                DIAMOND I, INC.

                                                                                      By: /s/ DAVID LOFLIN

                                                                                                    David Loflin

                                                                                                    Executive Vice President

Independent Auditors’ Report

We have audited the balance sheet of UBROADCAST, INC. as of December 31, 2006, 2007 and 2008 and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UBROADCAST, INC. as of December 31, 2006, 2007 and 2008, the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America applied on the basis described in the preceding paragraph.

/s/ LUDLOW & HARRISON, A CPA CORPORATION

Ludlow & Harrison, A CPA Corporation

January 22, 2009

UBROADCAST, INC.
BALANCE SHEET
December 31, 2006, 2007 and 2008
2006	2007	2008
ASSETS
Current assets
Cash and cash equivalents	$(113)	$(11,467)	$(140)
Accounts and other receivables:
Accounts receivable, stock warrants	---	---	45,000
Total current assets	(113)	(11,467)	44,860
Property and equipment, at cost	---	1,227	5,710
Less: Accumulated depreciation	---	(88)	(584)
Net property and equipment	---	1,139	5,126
Other assets - software development	274,357	537,677	851,278
Total assets	$274,244	$527,349	$901,264

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$39,355	$60,903	$91,417
Accounts payable to officers	47,200	62,665	153,205
Total current liabilities	86,555	123,568	244,622
Stockholders’ equity:
Common stock, $.001 par value	11,220	1,610	2,371
75,000,000 shares authorized, 15,206,018 shares issued and outstanding
Paid-in capital	303,780	747,640	1,476,368
Retained earnings	(127,311)	(345,469)	(822,117)
Total stockholders’ equity	187,689	403,781	656,622
Total liabilities and stockholders’ equity	$272,244	$527,349	$901,244
The accompanying notes are an integral part of the financial statements.

UBROADCAST, INC.
STATEMENT OF OPERATIONS AND RETAINED EARNINGS
For the Years Ended December 31, 2006, 2007 and 2008
2006	2007	2008
Revenues	$ ---	$ ---	$26,800
Expenses
Accounting	---	---	10,000
Advertising	---	2,900	3,438
Auto expenses	---	262	12,101
Bank and merchant fees	190	821	4,935
Computer expenses	---	---	3,279
Commissions	---	---	62,500
Consulting fees	---	17,500	47,291
Depreciation	---	88	496
Entertainment and meals	411	972	1,562
Equipment rentals	---	492	558
Insurance	---	---	2,400
Interest	---	---	1,800
Legal services	39,355	21,548	6,465
Licenses and permits	550	1,178	991
Marketing expenses	675	---	5,610
Office expenses	1,287	6,946	3,930
Rent	23,297	9,995	2,145
Outside services	60,000	151,392	322,921
Telephone	1,545	2,707	7,699
Travel	---	1,357	3,327
127,311	218,158	503,448
Net income (loss)	$(127,311)	$(218,158)	$(476,648)
Retained earnings (deficit) beginning of year	---	(127,311)	(345,469)
Retained earnings (deficit) end of year	$(127,311)	$(345,469)	$(822,117)
The accompanying notes are an integral part of the financial statements.

UBROADCAST, INC.
STATEMENT OF CASH FLOWS
For the Years Ended December 31, 2006, 2007 and 2008
2006	2007	2008
Cash flows from operating activities:
Cash received from customers	$ ---	$ ---	$21,669
Cash paid for services and expenses	(51,560)	(67,172)	(183,514)
Net cash used from operating activities:	(51,560)	(67,172)	(121,612)

Cash flows from investing activities:
Purchases of software services	(65,753)	(68,919)	(34,117)
Purchase of office equipment	---	(1,227)	(4,438)
Net cash used by investing activities:	(65,753)	(70,146)	(38,600)

Cash flows from financing activities:
Proceeds from notes payable	57,200	60,444	102,320
Repayments on notes payable	---	(44,980)	(11,781)
Receipt on sale of common stock	60,000	110,500	81,000
Net cash provided by financing activities:	117,200	125,964	171,539

Increase (decrease) in cash and cash equivalents	(113)	(11,354)	11,327
Cash and cash equivalents, beginning of year	---	(113)	(11,467)
Cash and cash equivalents, end of year	$(113)	$(11,467)	$(140)
The accompanying notes are an integral part of the financial statements.

UBROADCAST, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006, 2007 and 2008

Note 1. Summary of Significant Accounting Policies
Cash and cash equivalents
The Company considers cash on hand, cash in banks, certificates of deposit, time deposits, and U.S. government and other short-term securities with maturities of three months or less when purchased as cash and cash equivalents.

Property and equipment
Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful life of the assets.
The cost of maintenance and repairs are charged to expense when incurred; costs of renewals and betterments are capitalized. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in operations.

Other assets - software
The Company has continued to spend resources on the development of proprietary software designed to allow all Internet users to both listen to radio on the Internet, as well as create their own independent broadcasting platform. The costs associated with the development of this software have been capitalized. It is anticipated that these costs will begin to be amortized in the year 2009 over a period of 15 years.

Income taxes
Deferred taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. The tax benefits related to operating loss and tax credit carryforwards are recognized if management believes, based on available evidence, that it is more likely than not that they will be realized. The tax benefits relating to operating losses extend forward for 20 years for federal purposes. As a Nevada corporation, there are no state taxes.

Note 2. Property and equipment
The major categories of property and equipment are as of December 31,
Year	Office equipment	Lives
2006	$ ---
2007	1,227	7 years
2008	5,710	7 years
Note 3. Related party transactions
Accounts payable to officers represents expenses accrued to the officers of the Company for unpaid compensation and expenses incurred by the officers on behalf of the Company.

Note 4. Subsequent events
On January 9, 2009, the Board of Directors of the Company agreed to merge the Company with Diamond I, Inc., a Delaware corporation. The merger is to be effected at the earliest possible time. It is intended that the merger qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code. Diamond I, Inc. is publicly held company reporting with the SEC.

As consideration for the merger, Diamond I, Inc. agreed to issue 200,000,000 of its $.001 par value common stock to ubroadcast, Inc. It is the intention of ubroadcast, Inc. To distribute these shares to its own shareholders on a pro rata basis according to the percentage ownership at that date. These shares have yet to be issued.

Pro Forma Consolidated Balance Sheet

The following pro forma consolidated balance sheet has been derived from the balance sheet of Diamond I, Inc. (“DMOI”) at December 31, 2008 (unaudited), and adjusts such information to give effect to the acquisition of ubroadcast, Inc. (“UBI”), as if the acquisition had occurred at December 31, 2008. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2008. The pro forma balance sheet should be read in conjunction with the notes thereto and ubroadcast, Inc.’s financial statements and related notes thereto contained elsewhere herein.

A pro forma consolidated balance sheet is presented below.

DMOI	UBI	Pro Forma Adjustments	Pro Forma
Cash and cash equivalents	$---	$(140)	$---	$(140)
Accounts receivable	5,000	45,000	(5,000)	45,000
Total current assets	5,000	44,860	(5,000)	44,860
Property and equipment, at cost	---	5,710	---	5,710
Less: Accumulated depreciation	---	(584)	---	(584)
Net property and equipment	---	5,126	---	5,126
Other assets	260,000	851,278	(260,000)	851,278
Total assets	$265,000	$901,264	$(265,000)	$901,264
Total current liabilities	$390,129	$244,622	$(244,622)	$390,129
Shareholders’ Equity (Deficit)
Common stock	688,017	2,371	(2,371)	688,017
Subscription receivable	(128,000)	---	---	(128,000)
Additional paid-in capital	30,353,858	1,476,368	(1,476,368)	30,353,858
Accumulated deficit	(31,429,133)	(822,117)	822,117	(31,429,133)
Total shareholders’ equity (deficit)	(125,129)	656,622	(656,622)	(125,129)
$265,000	$901,244	$(265,000)	$901,264

Pro Forma Statement of Operations

The following pro forma statement of operations has been derived from the statement of operations of DMOI at December 31, 2008, and adjusts such information to give effect to the acquisition of ubroadcast, Inc., as if the acquisition had occurred at January 1, 2008. The pro forma statement of operations is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at January 1, 2008. The pro forma statement of operations should be read in conjunction with ubroadcast, Inc.’s financial statements and related notes thereto contained elsewhere in this filing.

A pro forma statement of operations is presented below.

DMOI	UBI	Pro Forma Adjustments	Pro Forma
Revenues	$5,750	$26,800	$(5,000)	$27,550
Operating Expenses
Professional and consulting fees	148,000	63,756	---	211,756
Compensation expense	279,087	---	---	279,087
Depreciation and amortization	1,204	496	---	1,700
General and administrative	37,370	142,196	---	179,566
Total operating expenses	465,661	206,448	---	672,109
Loss from operations	(459,911)	(179,648)	---	(639,559)
Other income (expense)	(2,511)	---	---	(2,511)
Net Loss	(462,422)	(179,648)	---	(642,070)